FORM 8-A

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                              _________________________

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                               AMERICAN SKIING COMPANY
               (Exact name of registrant as specified in its charter)

                 Maine                                   04-3373730

         (State of incorporation or organization)     (I.R.S. Employer
                                                      Identification No.)

            P.O. Box 450, Bethel, Maine                         04127
         (Address of Principal Executive Offices)          (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each Class                Name of each exchange on which
         To be so registered                each class is to be registered

         Common Stock, $.01 Par Value       New York Stock Exchange

                 If this Form relates to the registration of a class of
            debt securities and is effective upon filing pursuant to General Instruction A (c)(1), please check the following box.
                                                ___
                                               /__/


                 If this Form relates to the registration of a class of
            debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A. (c)(2), please check the following
            box.                               ___
                                              /__/

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            Securities to be registered pursuant to Section 12(g) of the
            Act:

                               None
                         (Title of Class)

            Item 1.   Description of Registrant's Securities to be Registered

                 The information required by Item 202 of Regulation S-K
            is contained in the Registration Statement on Form S-1 (Registration No. 333-33583) of American Skiing Company (the "Company"), filed with the Securities and Exchange
            Commission on October 10, 1997, as amended, under the caption "Description of Capital Stock," which is incorporated hereby reference.

            Item 2.        Exhibits <F1>


                 1. The Company's Quarterly Reports on Form 10-Q for the quarters ended January 26, 1997 and April 27, 1997 as amended by form 10-QA filed August 11, 1997.

                 2.  Amended Articles of Incorporation of the Company.

                 3.  By-laws of the Company.

                 4. specimen certificate representing shares of the Company's Common Stock, par value $.01 per share, which is being registered herewith.













            [FN]

            <F1> Pursuant to Instruction II to this Form 8-A, the
            referenced exhibits have been filed with the Form 8-A Registration Statement filed with the New York Stock Exchange, but shall not be deemed to be filed with or incorporated by reference (except to the extent noted in Item 1 above) in copies of this Form 8-A filed with the Commission.


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                                     SIGNATURES

                 Pursuant to the requirements of Section 12 of the
            Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     AMERICAN SKIING COMPANY


                                     By:  /s/ Christopher E. Howard


                                          Christopher E. Howard
                                          Chief Administrative Officer

            Dated:  October 15, 1997






































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